UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 21, 2015

TRIBUNE PUBLISHING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-36230	38-3919441
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

435 North Michigan Avenue
Chicago, Illinois 60611
(Address of Principal Executive Offices) (Zip Code)

312-222-9100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On May 21, 2015, Tribune Publishing Company, LLC (the “Acquiror”), a wholly-owned subsidiary of Tribune Publishing Company (the “Company”), completed the acquisition of MLIM, LLC (“MLIM”), the indirect owner of the U-T San Diego (f/k/a the San Diego Union Tribune) and nine community weeklies and related digital properties in San Diego County (the “Acquisition”), pursuant to that Membership Interest Purchase Agreement (the “Agreement”), dated May 7, 2015, among the Acquiror, MLIM Holdings, LLC (the “Seller”), the Papa Doug Trust u/a/d January 11, 2010, Douglas F. Manchester and Douglas W. Manchester, and MLIM, as amended effective May 21, 2015.  The Agreement is described in the Company’s Current Report on Form 8-K filed on May 8, 2015, which description is incorporated herein by reference.  At the closing of the transaction, the Acquiror acquired all of the Seller’s equity interests in MLIM.

Item 1.01                                           Entry into a Material Definitive Agreement

Lender Joinder Agreement

In connection with the Acquisition, the Company entered into a Lender Joinder Agreement with Citicorp North America, Inc. (“Citi”) and JPMorgan Chase Bank, N.A., pursuant to which Citi provided a $70,000,000 increase to the term loan (the “Term Loan Increase”) under the Company’s existing senior term loan facility.  The Term Loan Increase bears the same interest rate and has the same maturity date as the existing loans under the senior term loan facility.  The Term Loan Increase was fully drawn at closing of the Acquisition.

The Company’s existing senior term loan facility is described in the Company’s Current Report on Form 8-K filed on August 7, 2014, which description is incorporated herein by reference.

The Lender Joinder Agreement is expected to be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending June 28, 2015.

Registration Rights Agreement

On the closing of the Acquisition, the Company entered into a Registration Rights Agreement with the Seller (the “Registration Rights Agreement”), whereby the Seller is entitled to certain registration rights under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of common stock of the Company acquired in connection with the closing (the “Stock Consideration”).  Under the Registration Rights Agreement, the Company is required to file a registration statement on Form S-3 with the Securities and Exchange Commission to register the resale of the Stock Consideration when it is eligible to do so.  In addition, the Registration Rights Agreement provides the Seller with piggyback registration rights for the Stock Consideration.  The Company will pay all of its own costs and expenses, including all fees and expenses of any counsel, relating to the Registration Rights Agreement.  The Seller will bear the cost of underwriting discounts and selling commissions associated with any sale of the Stock Consideration, and its own costs and expenses, including legal counsel.

The Registration Rights Agreement is expected to be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending June 28, 2015.

Item 2.01                                           Completion of Acquisition or Disposition of Assets

The information set forth above under the heading “Introductory Note” is incorporated herein by reference.

The total purchase price for the Acquisition consisted of $71 million in cash after application of the estimated working capital adjustment, and $12 million in common stock of the Company, or 700,869 shares.  In addition, MLIM, which will become a subsidiary of the Company, will also retain certain liabilities, including its existing pension obligations.  The Acquiror financed the cash portion of the purchase price with a combination of cash-on-hand, funds available under the Company’s existing senior asset based revolving credit facility and the net proceeds of the Term Loan Increase described in Item 1.01 above.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information regarding the Term Loan Increase set forth above in Item 1.01 is incorporated herein by reference.

Item 3.02                                           Unregistered Sales of Equity Securities

The private placement of 700,869 shares of common stock of the Company issued to the Seller in connection with the closing of the Acquisition was made in reliance upon exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof.

The information regarding the Agreement and the Acquisition set forth in Item 2.01 is incorporated herein by reference.

Item 7.01                                           Regulation FD Disclosure

On May 21, 2015, the Company issued a press release relating to the closing of the Acquisition.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit No.	Description
99.1	Press Release, dated May 21, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIBUNE PUBLISHING COMPANY

Date: May 21, 2015	By:	/s/ Julie K. Xanders
	Name:	Julie K. Xanders
	Title:	Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated May 21, 2015.